UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

        Provident Financial Holdings, Inc. ("Corporation"), the holding company for Provident Savings Bank, F.S.B., has closed its Provident Bank Mortgage retail loan production office in Fullerton, California effective on Thursday, January 26, 2006. Three retail loan officers have been offered reassignment to another office, three employees have resigned and two support staff have been terminated. The office lease comes due on May 31, 2006 and will not be renewed.

      Also, the Corporation announced during its Second Quarter Earnings Conference Call on Tuesday, January 24, 2006 that it has completed a reorganization in Provident Bank Mortgage resulting in a 10 percent reduction in workforce. The cost savings as a result of this action is approximately $40,000 per month which will be realized beginning in February of 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2006                                        PROVIDENT FINANCIAL HOLDINGS, INC.

                                                                           /s/ Donavon P. Ternes
                                                                           Donavon P. Ternes
                                                                           Chief Financial Officer
                                                                          (Principal Financial and Accounting Officer)

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